Exhibit 10(e)

WESTAMERICA BANCORPORATION
DEFERRED COMPENSATION AGREEMENT
WITH DAVID L. PAYNE,
CHIEF EXECUTIVE OFFICER


                 WESTAMERICA BANCORPORATION
                  CHIEF EXECUTIVE OFFICER
               DEFERRED COMPENSATION AGREEMENT


     This Agreement made this 18th day of December, 1998 by and between Westamerica Bancorporation (the "Company") and
David L. Payne (the "CEO").

     Commencing January 1, 1999, and each calendar year thereafter, the Company may provide the CEO with additional discretionary base pay and such additional pay may, in the discretion of the Company, be paid to the CEO on a deferred basis ("Deferred Compensation").

     Any Deferred Compensation awarded to CEO by the Company shall not be paid to CEO until the earlier of:

         January 1, 2004

         Termination of the CEO's employment by the Company without "Cause" as defined below; or

         Termination of the CEO for Good Reason following a "Change in Control" of the Company (as that term is defined in the Westamerica Bancorporation Deferral Plan Trust). "Good Reason" shall mean that the CEO, without his consent, suffers a material reduction in his compensation, title, status, or responsibilities.

The Deferred Compensation will be forfeited to the Company if the CEO's employment terminates on account of "Cause" (as defined below) by the Company prior to one of the above dates of payment. Termination shall be for Cause if (I) the CEO is convicted of a felony; (ii) the Board of Governors of the Federal Reserve System, the Comptroller of the Currency, or the Board of Directors of the Federal Deposit Insurance Corporation shall have ordered the CEO removed from office pursuant to authority granted by applicable law; or (iii) the CEO is convicted of violating any employment law.

     The Deferred Compensation shall be contributed to and be held pursuant to the terms of the Westamerica
Bancorporation Deferral Plan Trust (the "Trust"). The CEO shall be an unsecured creditor with respect to the payment of any Deferred Compensation, which shall be an unfunded bookkeeping obligation of the Company.

     During the period of deferral, the Deferred
Compensation shall be credited with a rate of earnings determined in accordance with the terms of the Trust. The Deferred Compensation shall be paid to the CEO in a cash lump sum payment.
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     This Agreement may be executed in one or more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California applicable to agreements executed and to be performed in California.

     This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all previous oral and written and all contemporaneous oral negotiations, commitments, writings, and understandings. No amendment, change or modification of this Agreement may be made except in writing signed by both parties.

     None of the rights of the CEO to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of the CEO. Any attempted assignment, transfer, conveyance, or other disposition (other than as aforesaid) of any interest in the rights of the CEO to receive any form of compensation to be made by the Company pursuant to this Agreement shall be void.

     If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement that can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision in any other jurisdiction or under any other circumstance.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.



WESTAMERICA BANCORPORATION


By: /s/ Patrick D. Lynch
   ---------------------
Its: Employee Benefits and
     Compensation Committee
     Chairman

    /s/ David L. Payne
    ------------------
Its: Chief Executive Officer

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